Filed pursuant to Rule 424(b)(5)

Registration No. 333-292185

Prospectus Supplement

(To Prospectus dated June 29, 2026)

YXT.COM GROUP HOLDING LIMITED

500,000 ADSs

We are offering 500,000 American depositary shares, or ADSs, each representing thirty (30) Class A ordinary shares, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus. Each ADS will be sold in this offering at a purchase price equal to $3.00.

Our ADSs are listed on the Nasdaq Global Market under the symbol “YXT.” On August 14, 2026, the last reported sale price of our ADSs on the Nasdaq Global Market was US$3.57 per ADS.

As of the date of this prospectus supplement, the aggregate market value of our outstanding ADSs held by non-affiliates, or our public float,  was approximately $22,893,827.88, based on 977,116 ADSs held by non-affiliates and a price of US$23.43 per ADS, being the last reported sale price of our ADSs on the Nasdaq Global Market on August 5, 2026, a date within 60 days prior to the date of this prospectus supplement. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we sold securities pursuant to General Instruction I.B.5 of Form F-3 having an aggregate market value of $1,050,000. Accordingly, as of the date of this prospectus supplement, we may sell securities having an aggregate market value of up to $6,581,275.96 pursuant to General Instruction I.B.5 of Form F-3, including this offering. In no event will we sell securities pursuant to a registration statement on Form F-3 in a public primary offering with a value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.5 of Form F-3 continues to apply to us.

We have engaged Univest Securities, LLC to act as our exclusive placement agent in connection with this offering (the “placement agent”). The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement and accompanying prospectus. The placement agent is not purchasing or selling any of the securities we are offering and is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus supplement. See “Risk Factors” on page S-3  of this prospectus supplement and “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2026 (the “2025 Annual Report”), which is incorporated in this prospectus supplement and the accompanying prospectus by reference. We will bear all costs associated with this offering. See “Plan of Distribution” on page S-12 of this prospectus supplement for more information regarding these arrangements.

	Per ADS	Total
Offering price	$3.00	$1,500,000
Placement agent’s fees (1)	$0.21	$105,000
Proceeds, before expenses, to us	$2.79	$1,395,000

(1)	We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering, except that no cash fee is payable in respect of gross proceeds raised from investors sourced directly by us that qualify as Pre-Existing Investors under the placement agency agreement. We have also agreed to reimburse the placement agent for certain of its offering-related expenses, including reimbursement for legal fees and other out-of-pocket fees, costs and expenses, in the amount of up to $30,000. See “Plan of Distribution” for additional information regarding total compensation payable to the placement agent.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 4 of the accompanying prospectus, and “Item 3. Key Information—D. Risk Factors” of our 2025 Annual Report.

We are a Cayman Islands holding company with no material operations ourselves. We conduct our operations in China through our PRC subsidiaries and a variable interest entity, Radnova Intelligence Technology Co., Ltd. (“Radnova Intelligence”), pursuant to contractual arrangements. Our PRC subsidiary Yunxuetang Information Technology (Jiangsu) Co., Ltd. serves as our wholly foreign-owned enterprise, or WFOE. Investors in our ADSs are not purchasing equity interests in our operating subsidiaries or VIE, but rather are purchasing equity interests in a Cayman Islands holding company. This structure involves unique risks to our investors. As our operations are conducted through our operating subsidiaries and VIE, we are subject to legal and operational risks associated with doing business in China, including risks relating to AI-enabled enterprise productivity solutions, regulatory approvals for offshore offerings, CSRC filings, anti-monopoly actions, cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of our ADSs to significantly decline or become worthless.

Marcum Asia CPAs LLP, the independent registered public accounting firm that audited the consolidated financial statements incorporated by reference in this prospectus supplement for fiscal years 2024 and 2025, is registered with the PCAOB and subject to PCAOB inspections. PwC Zhong Tian LLP was our prior independent registered public accounting firm for fiscal year 2023. If the PRC authorities further strengthen regulations over auditing work of Chinese companies listed on U.S. stock exchanges, or prohibit our auditor from performing work in China, the PCAOB may be unable to fully evaluate the audit or the auditor’s quality control procedures. In that event, the trading of our ADSs could be restricted or our ADSs could be delisted under the Holding Foreign Companies Accountable Act or other applicable requirements.

We do not believe that recent statements and regulatory actions by China’s government will have a material negative impact on our business operations in the following areas of PRC law:

(1) China promulgated several laws and regulations on data security and personal information protections in the last two years, mainly the Data Security Law of the People’s Republic of China (“Data Security Law”), which came into effect on September 1, 2021, and the Personal Information Protection Law of the People’s Republic of China (“PIP Law”), which came into effect on November 1, 2021. The Company may receive general personal information or even sensitive personal information from its clients in the Company’s day-to-day business operations, therefore, the Data Security Law and the PIP Law may accordingly apply to the Company’s business activities in China, as a consequence of which, the Company may have relevant obligations as required thereby.

(2) The Anti-Monopoly Law of the People’s Republic of China (Revised in 2022) (“Anti-Monopoly Law”) came into effect on August 1, 2022. The “monopolistic practices” defined by the Anti-Monopoly Law include (a) the conclusion of a monopolistic agreement; (b) the abuse of dominant market positions; and (c) the concentration that eliminates or restricts competition or may eliminate or restrict competition. Based on Company’s China and global market share, the Company does not have a dominant market position that enables the Company to restrict or eliminate the competition.

PRC government authorities may strengthen oversight over offerings conducted overseas and foreign investment in China-based issuers like us. Such actions may intervene in our operations at any time and are beyond our control. The Opinions on Strictly Cracking Down on Illegal Securities Activities and subsequent rules have increased attention on overseas offerings and listings by China-based companies. New rules or regulations may impose additional requirements on us or make it more difficult for us to complete this offering or access the U.S. capital markets.

On February 17, 2023, the CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”). Pursuant to The Trial Measures, a filing-based regulatory system is applied to both “direct overseas offering and listing” and “indirect overseas offering and listing” of PRC domestic companies. The “indirect overseas offering and listing” of PRC domestic companies refers to such securities offering and listing in an overseas market made in the name of an offshore entity, but based on the underlying equity, assets, earnings or other similar rights of a domestic company which operates its main business domestically. If the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) the total assets, net assets, revenues or profits of the domestic operating entity or entities of the issuer in the most recent accounting year account for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) most of the senior managers in charge of business operation and management of the issuer are Chinese citizens or have domicile in China, and its main places of business are located in China or main business activities are conducted in China. Pursuant to the Trial Measures, we are required to file the relevant documents with the CSRC within three business days after submitting our listing application documents to the relevant regulator in the place of intended listing and complete the filing procedures with the CSRC in connection with such subsequent securities offerings in the same overseas market where we have previously offered and listed securities within three business days after the offering is completed. Failure to complete the filing under the Trial Measures may subject a PRC domestic company to a warning and a fine of RMB1 million to RMB10 million. In the event of a serious violation of the Trial Measures, the CSRC may impose a ban on entering into the securities market upon the relevant responsible persons. Any such violation that constitutes a crime shall be investigated for criminal liability according to law.

We are a Cayman Islands holding company and a majority of our assets are located outside of the United States. A majority of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons may be located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

We are both an “emerging growth company” and a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about August 17, 2026, subject to customary closing conditions.

Sole Placement Agent

Univest Securities, LLC

The date of this prospectus supplement is August 14, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent have authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Units or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 17, 2025, we filed with the SEC a registration statement on Form F-3 (File No. 333-292185), as amended, utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on June 29, 2026. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$100,000,000 of our Class A ordinary shares, including Class A ordinary shares represented by ADSs, preferred shares, warrants, subscription rights and units, or any combination thereof, as described in the accompanying prospectus. We and The Bank of New York Mellon Corporation, as depositary, have also filed a registration statement on Form F-6 (File No. 333-280774) relating to the registration of our ADSs.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 6-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “YXT,” the “Company,” “we,” “us” and “our” or similar terms refer to YXT.COM GROUP HOLDING LIMITED, a Cayman Islands holding company, and, from time to time, in the context of describing the Company’s business, operations and consolidated financial information, such terms refer to YXT.COM GROUP HOLDING LIMITED and its subsidiaries, VIE and consolidated entities.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Exchange Act, and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as other risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus supplement and the accompanying prospectus and any supplement hereto, as well as the information incorporated by reference carefully, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein and therein by reference, and the documents that we incorporate by reference herein and therein. See “Incorporation of Certain Documents by Reference.”

Overview

We are an exempted company with limited liability incorporated in the Cayman Islands. We are a holding company with no material operations ourselves. We conduct our business in China through our PRC subsidiaries and VIEs, including Yunxuetang Information Technology (Jiangsu) Co., Ltd., our wholly foreign-owned enterprise, or WFOE, and Radnova Intelligence Technology Co., Ltd., our variable interest entity, or VIE. We provide AI-enabled enterprise productivity solutions to enterprises.

Our AI-enabled enterprise productivity solutions are designed to help enterprises improve learning, talent development and day-to-day productivity through technology, including SaaS offerings and AI-augmented tools. Our operations are primarily conducted in China through our PRC subsidiaries and the contractual arrangements with Radnova Intelligence.

We completed our initial public offering in August 2024, in which we offered ADSs at an initial public offering price of $11.00 per ADS, with each ADS then representing three (3) Class A ordinary shares. Effective July 14, 2026, we changed the ADS ratio so that each ADS represents thirty (30) Class A ordinary shares. The ratio change did not change the number of our outstanding Class A ordinary shares.

For the fiscal year ended December 31, 2025, we recorded a net loss of approximately US$22.7 million. As of December 31, 2025, we had cash and cash equivalents of approximately US$16.4 million.

Corporate Information

Our principal executive office is located at Room 501-502, No. 78 East Jinshan Road, Huqiu District, Suzhou, Jiangsu, 215011, People’s Republic of China. Our telephone number at this address is +86 (512) 6689 9881. Our chief executive officer is Xiaoyan Lu and our chief financial officer is Shen Cao. Our website is https://ir.yxt.com/. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and is intended for informational purposes only.

Recent Developments

ADS Ratio Change. On July 14, 2026, the ratio of our ADSs to our Class A ordinary shares was changed from one (1) ADS representing three (3) ordinary shares to one (1) ADS representing thirty (30) Class A ordinary shares (the “ADS Ratio Change”). No fractional new ADSs were issued; instead, fractional entitlements were aggregated and sold by The Bank of New York Mellon, the depositary bank for our ADS program. The ADS Ratio Change did not affect our Class A ordinary shares, and no Class A ordinary shares were issued or cancelled in connection with the ADS Ratio Change. Our new CUSIP number for our ADSs is 988740205.

THE OFFERING

ADSs offered by us	500,000 ADSs

Offering price per ADS	$3.00

Ordinary shares outstanding immediately before this offering	183,307,981 ordinary shares (including 166,376,157 Class A ordinary shares and 16,931,824 Class B ordinary shares; to be updated for any subsequent changes)

Ordinary shares outstanding immediately after this offering	198,307,981 ordinary shares (including 181,376,157 Class A ordinary shares and 16,931,824 Class B ordinary shares)

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $1,210,000, after deducting fees payable to the placement agent and other estimated offering expenses payable by us. We intend to use the net proceeds of this offering for investment in research and development to enhance and expand our solution offerings, investment in technology system and infrastructure to improve our operational efficiency, marketing and brand promotions, strategic investments and acquisitions complementary to our business, and for other general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors	An investment in our securities involves substantial risks. You should read carefully the “Risk Factors” on page S-3 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq symbol for ADSs	“YXT”

(1)	The number of ordinary shares that will be outstanding immediately before this offering and to be outstanding after this offering is based on 183,307,981 ordinary shares outstanding as of August 14, 2026, comprising 166,376,157 Class A ordinary shares and 16,931,824 Class B ordinary shares, and should be updated for any issuances or other changes through the date of this offering. Assuming the sale of all 500,000 ADSs offered hereby, 198,307,981 ordinary shares, comprising 181,376,157 Class A ordinary shares and 16,931,824 Class B ordinary shares, will be outstanding immediately after this offering. It excludes 265,028 ADSs (representing 7,950,867 Class A ordinary shares) reserved for future issuance under our 2021 Share Plan and 450,000 ADSs (representing 13,500,000 Class A ordinary shares) reserved for future issuance under our 2025 Share Plan as of such date.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below as well as the risks described in the section captioned “Risk Factors” in our 2025 Annual Report, and as updated by any document that we subsequently file with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you make a decision to invest in our securities. If any of such risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ADSs to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

Risk Relating to our ADSs and this Offering

The market price for our ADSs is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, which could lead to wide fluctuations in our share price.

The market for our ADSs is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. For example, on August 5, 2026 the closing price of our ADSs rose to US$23.43 per ADS from US$3.20 per ADS on the immediately preceding trading day, an increase of approximately 632% in a single trading day, and the offering price of US$3.00 per ADS in this offering is approximately 87% below that closing price, in each case as adjusted to give retroactive effect to the change in the ratio of our ADSs to our Class A ordinary shares effective July 14, 2026. First, as noted above, our ADSs are, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our ADSs could, for example, decline precipitously in the event that a large number of our ADSs are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their ADSs on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our ADSs regardless of our operating performance.

In addition to being highly volatile, our ADSs could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;

•	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

•	market conditions in our industry, the industries of our customers and the economy as a whole;

•	actual or expected changes in our growth rates or our competitors’ growth rates;

•	developments in the financial markets and worldwide or regional economies;

•	announcements of innovations or new products or services by us or our competitors;

•	announcements by the government relating to regulations that govern our industry;

•	sales of our ADSs or other securities by us or in the open market;

•	changes in the market valuations of other comparable companies; and

•	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for stocks in the same industry or the stock market in general experiences loss of investor confidence, the trading price of our ADSs could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our ADSs could also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our ADSs. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

If we fail to satisfy the continued listing requirements of Nasdaq, our ADSs could be delisted.

Our ADSs are listed on the Nasdaq Global Market under the symbol “YXT” and are subject to Nasdaq’s continued listing standards, including requirements relating to minimum bid price, market value of listed securities, market value of publicly held shares, shareholders’ equity, public float, number of public holders and corporate governance. There can be no assurance that we will continue to satisfy all applicable continued listing standards.

On January 28, 2026, we announced that we had received a notification from Nasdaq stating that we were not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1) because the closing bid price of our ADSs had been below US$1.00 per ADS for 30 consecutive business days. As part of our efforts to regain compliance, we changed the ratio of our ADSs representing Class A ordinary shares from one ADS representing three Class A ordinary shares to one ADS representing 30 Class A ordinary shares, effective July 14, 2026. This ADS ratio change had the same effect on our ADS holders as a one-for-ten reverse ADS split.

On July 30, 2026, Nasdaq notified us that the closing bid price of our ADSs had been at least US$1.00 per ADS for the ten consecutive business days from July 16, 2026 through July 29, 2026. Accordingly, we regained compliance with the minimum bid price requirement, and the matter was closed. However, the ADS ratio change did not alter the value of our underlying business, and there can be no assurance that the market price of our ADSs will remain at or above US$1.00 per ADS or that we will continue to satisfy Nasdaq’s other continued listing requirements.

In addition, on July 22, 2026, the SEC approved a Nasdaq rule change requiring the immediate suspension and delisting of a listed company if its market value of listed securities remains below US$5 million for 30 consecutive business days, subject to limited review by a Nasdaq Hearings Panel. Under the approved rule, a timely request for a hearing would not stay the suspension of trading, and our ADSs would generally trade on the over-the-counter market during any appeal. Although the Hearings Panel may grant a limited exception period, not exceeding 180 days, to permit a company to demonstrate compliance with applicable initial listing requirements, there can be no assurance that we would qualify for, or be granted, any such relief.

If we fail to satisfy any applicable Nasdaq continued listing standard, Nasdaq may issue a deficiency notice or, where applicable, immediately suspend and delist our ADSs. If a cure period is available and we are unable to regain compliance within that period, our ADSs could also be suspended and delisted. A suspension or delisting could materially and adversely affect the liquidity, trading volume and market price of our ADSs; reduce the number of investors willing or able to hold or purchase our securities; result in our ADSs becoming subject to more limited and less liquid over-the-counter trading; limit our access to the capital markets; and impair our ability to raise additional capital on acceptable terms or at all. In addition, on July 10, 2026 we announced a change in the ratio of our ADSs to our Class A ordinary shares from one ADS representing three Class A ordinary shares to one ADS representing thirty Class A ordinary shares, which became effective on July 14, 2026. Under Nasdaq Listing Rule 5810(c)(3)(A)(iv), a company that fails to meet the minimum bid price requirement and has effected a reverse stock split during the prior one-year period is not eligible for any compliance period, and Nasdaq will instead issue a delisting determination. If Nasdaq treats the ADS ratio change as a reverse stock split for this purpose, and if the closing bid price of our ADSs again falls below US$1.00 per ADS for 30 consecutive business days before July 14, 2027, we would not be entitled to a compliance period and our ADSs could be suspended and delisted without an opportunity to cure. The offering price of the ADSs in this offering may be below the recent trading price of our ADSs and may contribute to a decline in the trading price of our ADSs.

In the event that our ADSs are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our ADSs because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7 and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share, other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information is provided by the exchange or system. Our ADSs have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage transactions in our ADSs, which could severely limit their market liquidity and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Since our management will have broad discretion in how we use the proceeds from this Offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

This is a best-efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds. Such additional fundraises may not be available or available on terms acceptable to us.

Investors in this offering may experience immediate dilution in the book value per ADS purchased in the offering.

The public offering price per ADS in this offering may be substantially higher than the net tangible book value per ADS of our currently outstanding ADSs. After giving effect to the sale of 500,000 ADSs at an offering price of $3 per ADS, and after deducting estimated commissions and estimated offering expenses, our pro forma as-adjusted net tangible book deficit as of June 30, 2026 would have been approximately $13.5 million, or approximately $2.04 per ADS. While this represents an immediate increase in net tangible book value, future sales of ADSs in this offering may represent an immediate increase in net tangible book value to our existing shareholders and an immediate dilution to new investors, depending on the market value of our ADSs.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Exchange Act, and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and Nasdaq, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by Nasdaq;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our ADSs;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our ADSs, whether by us or our shareholders, could cause our share price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ADSs in the public market, the trading price of our ADSs could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ADSs could also depress the market price of our ADSs. A decline in the price of our ADSs might impede our ability to raise capital through the issuance of additional ADSs or other equity securities. In addition, the issuance and sale by us of additional ADSs or securities convertible into or exercisable for ADSs, or the perception that we will issue such securities, could reduce the trading price for our ADSs as well as make future sales of equity securities by us less attractive or not feasible. The sale of ADSs issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our ADSs and this may have a negative impact on the market price of our ADSs.

The trading market for our ADSs will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ADSs would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ADSs, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ADSs could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional ADSs or other securities convertible into or exchangeable for ADSs. We cannot assure you that we will be able to sell ADSs or other securities in any other offering or transaction at a price per ADS that is equal to or greater than the price per ADS paid by investors in this offering. The price per ADS at which we sell additional ADSs or other securities convertible into or exchangeable for ADSs in future transactions may be higher or lower than the price per ADS in this offering.

Techniques employed by short sellers may drive down the market price of our ADSs.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We are currently, and may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ADSs and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ADSs could be greatly reduced or rendered worthless.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,210,000, after deducting the placement agent fees, and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for investment in research and development to enhance and expand our solution offerings, investment in technology system and infrastructure to improve our operational efficiency, marketing and brand promotions, strategic investments and acquisitions complementary to our business, and for other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026:

●	on an actual basis as of June 30, 2026;

●	on a pro forma basis to give effect to the issuance and sale of 150,000 ADSs, representing 4,500,000 Class A ordinary shares, in the registered direct offering that closed on August 7, 2026; and

●

on a pro forma as adjusted basis to give effect to the issuance and sale of 500,000 ADSs for aggregate net proceeds of approximately $1,210,000, after deducting the placement agent fees and estimated offering expenses payable by us.

The information set forth in the table below is illustrative only. You should read the table below in conjunction with the section entitled “Use of Proceeds” above and our unaudited condensed consolidated financial statements and related notes as of and for the six months ended June 30, 2026 furnished on Form 6-K on August 13, 2026, incorporated by reference in this prospectus.

	Actual (unaudited)	Pro forma (unaudited)	Pro forma as adjusted (unaudited)
	US$	US$	US$
	in thousands	in thousands	in thousands
Short-term borrowings	14,886	14,886	14,886
Long-term borrowings	884	884	884
Shareholders’ equity:
Class A Ordinary Shares, $0.0001 par value; 483,068,176 authorized, 171,596,634 issued and 161,876,157 outstanding as of June 30, 2026, actual; 191,096,634 issued and 181,376,157 outstanding as adjusted	17	17	19
Class B Ordinary Shares, $0.0001 par value; 16,931,824 authorized, issued and outstanding as of June 30, 2026, actual and as adjusted	2	2	2
Treasury stock, 1,769,610 shares as of June 30, 2026, actual and as adjusted	(515)	(515)	(515)
Additional paid in capital	516,433	517,033	518,241
Accumulated deficit	(510,074)	(510,074)	(510,074)
Accumulated other comprehensive income	3,320	3,320	3,320
Total shareholders’ equity	9,183	9,783	10,993
Non-controlling interests	-	-	-
Total capitalization*	24,953	25,553	26,763

*	Total capitalization=Total liabilities and equity plus Non-controlling interests

The above discussion and table are based on 178,807,981 ordinary shares outstanding as of June 30, 2026, comprising 161,876,157 Class A ordinary shares and 16,931,824 Class B ordinary shares, and excludes 265,028 ADSs (representing 7,950,867 Class A ordinary shares) reserved for future issuance under our 2021 Share Plan and 450,000 ADSs (representing 13,500,000 Class A ordinary shares) reserved for future issuance under our 2025 Share Plan.

DILUTION

If you purchase securities in the offering, your interest will be diluted immediately to the extent of the difference between the public offering price per ADS and the adjusted net tangible book value per ADS after this offering.

All ADS and per ADS amounts in this section give retroactive effect to the change in the ratio of our ADSs to our Class A ordinary shares, from one ADS representing three Class A ordinary shares to one ADS representing thirty Class A ordinary shares, which became effective on July 14, 2026.

Our net tangible book deficit on June 30, 2026, was approximately $15.3 million, or $2.57 per ADS. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per ADS” is net tangible book value divided by the total number of ADSs issued and outstanding.

After giving effect to the issuance of 150,000 ADSs, representing 4,500,000 Class A ordinary shares, in the registered direct offering that closed on August 7, 2026, our pro forma net tangible book deficit as of June 30, 2026 would have been approximately $14.7 million, or approximately $2.41 per ADS. After giving further effect to the issuance of 500,000 ADSs at an offering price of $3 per ADS, and after deducting the placement agent fees and the estimated offering expenses payable by us in connection with this offering, our pro forma as adjusted net tangible book deficit as of June 30, 2026 would have been approximately $13.5 million, or approximately $2.04 per ADS. This represents an immediate increase in pro forma net tangible book value of $0.37 per ADS to our existing shareholders and an immediate dilution in pro forma net tangible book value of $5.04 per ADS to investors participating in this offering.

The following table illustrates this dilution per ADS to investors participating in this offering:

Offering price per ADS	$3.00
Historical net tangible book value per ADS as of June 30, 2026	$(2.57)
Pro forma net tangible book value per ADS as of June 30, 2026, after giving effect to the August 7, 2026 offering	$(2.41)
Increase in pro forma net tangible book value per ADS attributable to new investors in this Offering	$0.37

Pro forma as adjusted net tangible book value per ADS after giving effect to this Offering	$(2.04)

Dilution per ADS to new investors	$5.04

The above discussion and table are based on 5,960,266 ADSs outstanding and 178,807,981 ordinary shares outstanding as of June 30, 2026, comprising 161,876,157 Class A ordinary shares and 16,931,824 Class B ordinary shares, and excludes 265,028 ADSs (representing 7,950,867 Class A ordinary shares) reserved for future issuance under our 2021 Share Plan and 450,000 ADSs (representing 13,500,000 Class A ordinary shares) reserved for future issuance under our 2025 Share Plan.

To the extent that any outstanding warrants are exercised, new options or other securities are issued under our 2021 Share Plan or 2025 Share Plan, or we issue additional securities in the future, there will be further dilution to investors purchasing ADSs in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

American Depositary Shares

The material terms and provisions of our ADSs, including the rights of holders of the underlying Class A ordinary shares, are described in the description of American depositary shares and ordinary shares incorporated by reference in our 2025 Annual Report.

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement with Univest Securities, LLC, which we refer to as the placement agent, in connection with this offering. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby.

We entered into a securities purchase agreement with a non-affiliated institutional investor, pursuant to which we agreed to sell to the investor an aggregate of 500,000 ADSs in this takedown from our shelf registration statement, and we will only sell ADSs to an investor who has entered into the securities purchase agreement with us.

We expect delivery of the securities issued and sold in this Offering to occur on August 17, 2026, subject to the satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent upon the closing a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. No cash fee is payable in respect of gross proceeds raised from Pre-Existing Investors, which the placement agency agreement defines as investors sourced directly by us that are (i) shareholders of record as of the date of the placement agency agreement, (ii) investors directly and proactively sourced by our management, excluding sourcing through the placement agent, and identified to the placement agent in writing before any substantive solicitation, or (iii) directors, officers, general partners, managing members or controlled entities of an investor described in (i) or (ii). In addition, we agreed to reimburse the placement agent reasonable travel and out-of-pocket expenses, including legal counsel fees and disbursements, not to exceed an aggregate of One Hundred Thousand Dollars ($100,000), subject to compliance with FINRA Rule 5110(f)(2)(D).

	Per ADS	Total
Offering price	$3.00	$1,500,000
Placement agent’s fees	$0.21	$105,000
Proceeds, before expenses, to us	$2.79	$1,395,000

After deducting fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1,210,000.

Tail Fee

We have also agreed to pay the placement agent a tail fee equal to the compensation commensurate with the compensation paid or payable to the placement agent in connection with this offering in any subsequent offering of equity, debt and/or equity derivative instruments to any investor actually introduced by the placement agent to the Company during the period between the date of the placement agency agreement and the closing of this offering within twelve (12) months from the date of the placement agency agreement to the extent such subsequent offering is consummated at any time within the three-month period from the closing date of this offering

Lock-Up

We have agreed not to, without the prior written consent of the placement agent, from the date of the securities purchase agreements until 15 days after the closing of this offering, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Class A ordinary shares or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time ADSs or Class A ordinary shares, or file any registration statement or any amendment or supplement thereto, in each case subject to certain exemptions.

We have also agreed that we will not, without the prior written consent of the placement agent, during the 15-day period from the closing of this offering, effectuate or enter into an agreement to effect any issuance of ADSs or any securities which would entitle the holder thereof to acquire at any time ADSs (or a combination of units thereof) involving, among others, transactions in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ADSs either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ADSs at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the ADSs or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or other variable-priced arrangement, whereby we may issue securities at a future determined price, subject to certain exemptions.

Furthermore, each of our directors and officers has agreed with us and the placement agent to be subject to  a lock-up period of 15 days following the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell or sell any of our ADSs or any securities convertible into, or exercisable or exchangeable for, ADSs, subject to certain customary exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Determination of Offering Price

The actual offering price of the securities we are offering was negotiated among us, the placement agent and the investors in the offering based on the trading price of our ADSs prior to the offering, among other things. Other factors considered in determining the offering price of the securities included our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including liabilities under the Securities Act.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the common course of their respective businesses, the placement agent or its affiliates may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s websites or our website and any information contained in any other websites maintained by the placement agent or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent, and should not be relied upon by investors.

Relationships

The placement agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Listing

Our ADSs are currently traded on the Nasdaq Global Market under the ticker symbol “YXT.”

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in the ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ADSs or Class A ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Walkers (Hong Kong), our counsel as to Cayman Islands law, and to the extent it relates to PRC tax law, it represents the opinion of Global Law Office, our counsel as to PRC law.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties applicable to payments to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

Pursuant to Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, we may apply for an undertaking from the Financial Secretary of the Cayman Islands:

●	That no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income, gains or appreciations shall apply to us or our operations; and

●	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of the Company; or (ii) by way of the withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (As Revised).

People’s Republic of China Taxation

Enterprise Income Tax

PRC enterprise income tax is calculated based on taxable income, which is determined under (1) the PRC Enterprise Income Tax Law, promulgated by the NPC and implemented in January 2008 and amended in December 2018, or the EIT Law, and (2) the implementation rules to the EIT Law promulgated by the State Council in January 2008 and amended in April 2019. The EIT Law imposes a uniform enterprise income tax rate of 25% on all resident enterprises in the PRC, including foreign-invested enterprises and domestic enterprises, unless they qualify for certain exceptions. According to the EIT Law and its implementation rules, the income tax rate of an enterprise that has been determined to be a high and new technology enterprise may be reduced to 15%.

In addition, according to the EIT Law, enterprises registered in countries or regions outside the PRC but have their “de facto management bodies” located within China may be considered as PRC resident enterprises and are therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. Though the implementation rules of the EIT Law define “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc., of an enterprise,” the only detailed guidance currently available for the definition of  “de facto management body” as well as the determination and administration of tax residency status of offshore-incorporated enterprises are set forth in the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by SAT in April 2009 (“SAT Circular 82”), the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version) issued by the SAT in July 2011 (“SAT Bulletin No. 45”), and the Notice on Issues Related To Implementation of Determination of Tax Resident Enterprise on the Basis of De Facto Management Bodies issued by the SAT in January 2014 (“SAT Bulletin No. 9”), all of which provide guidance on the administration as well as the determination of the tax residency status of a Chinese-controlled offshore-incorporated enterprise, defined as an enterprise that is incorporated under the law of a foreign country or territory and that has a PRC company or PRC corporate group as its primary controlling shareholder.

According to SAT Circular 82, a Chinese-controlled offshore-incorporated enterprise will be regarded as a PRC resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met:

●	the senior management and core management departments in charge of the enterprise’s daily operations function are mainly in the PRC;

●	financial and human resources decisions of the enterprise are subject to determination or approval by persons or bodies in the PRC;

●	the enterprise’s major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and

●	50% or more of the enterprise’s directors or senior management with voting right habitually reside in the PRC.

SAT Bulletin No. 45 further clarifies certain issues related to the determination of tax resident status and competent tax authorities. It also specifies that when provided with a copy of Recognition of Residential Status from a resident Chinese-controlled offshore-incorporated enterprise, a payer does not need to withhold income tax when paying certain PRC-sourced income such as dividends, interest and royalties to such Chinese-controlled offshore-incorporated enterprise.

SAT Bulletin No. 9 further provides that, among other things, an entity that is classified as a “PRC resident enterprise” in accordance with the SAT Circular 82 shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined as a “PRC resident enterprise”, any dividend, profit and other equity investment gain shall be taxed in accordance with the EIT Law and its implementing rules.

If the Company or any of our subsidiaries outside of mainland China were to be considered a PRC “resident enterprise” under the EIT Law, we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25.0%. See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or the ADSs holders” in the 2025 Annual Report incorporated by reference into this prospectus supplement.

Income Tax for Share Transfers

According to the Public Notice Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Properties by Non-resident Enterprise (“SAT Bulletin 7”), promulgated by the SAT in February 2015, if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a PRC resident enterprise in public securities market) without a reasonable commercial purpose, the PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer will be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to PRC withholding tax at a rate of up to 10%. Under the terms of SAT Bulletin 7, the transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes: (1) over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties; (2) at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territory, or in the year before the indirect transfer, over 90% of the offshore holding company’s revenue is directly or indirectly derived from PRC territory; (3) the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or (4) the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties. In October 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“SAT Bulletin 37”), which, among others, repeals certain rules stipulated in SAT Bulletin 7 and became effective on December 1, 2017. The SAT Bulletin 37 further details and clarifies the tax withholding methods in respect of income of non-resident enterprises.

There is uncertainty as to the application of SAT Bulletin 7. SAT Bulletin 7 may be determined by the PRC tax authorities to be applicable to our prior private equity financing transactions that involved non-resident investors, if any of such transactions are determined by the tax authorities to lack reasonable commercial purpose. As a result, we and our non-resident investors in such transactions may become at risk of being taxed under SAT Bulletin 7, and we may be required to expend valuable resources to comply with SAT Bulletin 7 or to establish that we should not be taxed under the general anti-avoidance rule of the EIT Law, which may have a material adverse effect on our financial condition and results of operations.

Dividend Withholding Tax

Pursuant to the EIT Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the SAT on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, promulgated by the SAT in February 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (1) it should be a company as provided in the tax treaty; (2) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (3) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. In August 2015, the SAT promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or SAT Circular 60, which became effective in November 2015 and was repealed in January 2020. SAT Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. In February 2018, the SAT promulgated the Notice on Issues Related to the “Beneficial Owner” in Tax Treaties, according to which when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. In October 2019, the SAT promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or SAT Circular 35. SAT Circular 35 became effective on January 1, 2020 and superseded SAT Circular 60 on the same date. Compared to SAT Circular 60, SAT Circular 35 provides that the nonresident enterprises and their withholding agents are not required to submit the supporting documents for tax treaty benefits when performing tax filings. Instead, nonresident enterprises and their withholding agents may retain such supporting documents themselves for the post-tax filing examinations by the relevant tax authorities. According to the Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, or Circular 9, which was issued in February 2018 by the STA, effective as of April 1, 2018, when determining the applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in twelve months to residents in a third country or region, whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account and analyzed based on specific circumstances. This Circular further provides that applicants who intend to prove his or her status as the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties. If our Hong Kong subsidiary satisfies all the requirements under the tax arrangement and receives approval from the relevant tax authority, the dividends paid to the Hong Kong subsidiary would be subject to withholding tax at the standard rate of 5%.

United States Federal Income Taxation

The following discussion is a summary of material United States federal income tax considerations relating to the ownership and disposition of the ADSs and ordinary shares by a U.S. Holder, as defined below, that holds the ADSs and ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing United States federal income tax law as of the date of this prospectus supplement, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships or other pass-through entities and their partners or investors, tax-exempt organizations (including private foundations)), investors who are subject to special tax accounting rules under Section 451(b) of the Code, investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) the ADSs and ordinary shares representing 10% or more of our stock (by vote or by value), investors that hold their ADSs and ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction, or investors that have a functional currency other than the U.S. dollar, persons who acquired the ADSs and ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation, or certain former citizens or long-term residents of the United States, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any United States federal non-income, state or local, or non-United States tax considerations, the alternative minimum tax, or the Medicare contribution tax on net investment income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state or local and non-United States income and other tax considerations of an investment in the ADSs and ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs and ordinary shares that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the ADSs and ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding the ADSs and ordinary shares are urged to consult their tax advisors regarding an investment in the ADSs and ordinary shares.

The discussion below assumes the deposit agreement and any related agreement will be complied with in accordance with its terms.

For United States federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. Accordingly, exchanges of ordinary shares for ADSs will generally not be subject to United States federal income tax.

For United States federal income tax purposes, the acquisition of an ADS should be treated as an investment unit consisting of one ADS. The purchase price paid for each unit must be allocated between the ADS based on their respective relative fair market values.  Under United States federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its own tax advisor regarding the determination of value for these purposes. The price allocated to each ADS should be the U.S. Holder’s tax basis in such ADS, as the case may be.

The foregoing treatment of the ADS and a U.S. Holder’s purchase price allocation are not binding on the Internal Revenue Service (“IRS”) or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for United States federal income tax purposes.

Prospective investors are urged to consult their tax advisors regarding the United States federal income tax consequences of an investment in a unit, and the allocation between the ADS of the purchase price paid for a unit.

Passive foreign investment company considerations

A non-United States corporation, such as our company, will be classified as a “passive foreign investment company,” or PFIC, for United States federal income tax purposes, if, in the case of any particular fiscal year, either (1) 75% or more of its gross income for such year consists of certain types of “passive” income or (2) 50% or more of its average quarterly assets during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other non-United States corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

The determination of whether we will be or become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets and the value of our assets from time to time, including, in particular the value of our goodwill and other unbooked intangibles (which may depend upon the market value of the ADSs or ordinary shares from time-to-time and may be volatile). In addition, although the law in this regard is unclear, we treat the consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we combine and consolidate their operating results in our consolidated financial statements. Assuming that we are the owner of the consolidated affiliated entities for United States federal income tax purposes, based upon the historical and current value of our assets, composition of our income and assets and value of the ADSs and ordinary shares, we do not believe we were classified as a PFIC for the fiscal year ended December 31, 2023 and we do not expect to be classified as a PFIC for the current fiscal year. Among other matters, if our market capitalization declines, we may be classified as a PFIC for the current fiscal year or future fiscal years. It is also possible that the IRS, may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current fiscal year or one or more future fiscal years.

The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and cash. Under circumstances where we retain significant amounts of liquid assets, or if the consolidated affiliated entities were not treated as owned by us for United States federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each fiscal year, there can be no assurance that we will not be a PFIC for the current fiscal year ended December 31, 2023 or any future fiscal year or that the IRS will not take a contrary position. If we are classified as a PFIC for any year during which a U.S. Holder holds the ADSs or ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds the ADSs or ordinary shares.

The discussion below under “Taxation of distributions on ADSs and ordinary shares” and “Sale or other disposition of ADSs or ordinary shares” is written on the basis that we will not be classified as a PFIC for United States federal income tax purposes.

The United States federal income tax rules that apply if we are classified as a PFIC for the current fiscal year or any subsequent fiscal year are discussed below under “Passive foreign investment company rules.”

Taxation of distributions on ADSs and ordinary shares

Subject to the PFIC rules described below, any cash distributions (including the amount of any PRC tax withheld) paid on the ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary bank, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution will generally be treated as a “dividend” for United States federal income tax purposes. Under current law, a non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at the lower rates applicable to “qualified dividend income” rather than the marginal tax rates generally applicable to ordinary income, provided that certain holding period and other requirements are met.

A non-United States corporation (other than a corporation that is classified as a PFIC for the fiscal year in which the dividend is paid or the preceding fiscal year) will generally be considered to be a qualified foreign corporation (1) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (2) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. Our ADSs are listed on NASDAQ. We believe, but cannot assure you, that the ADSs will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends paid on the ADSs. Since we do not expect that our ordinary shares will be listed on established securities markets, it is unclear whether dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the conditions required for the reduced tax rate. There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in later years. In the event we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law (see “— People’s Republic of China Taxation”), we may be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the United States-PRC income tax treaty (which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose), in which case we would be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares (regardless of whether such shares are backed by ADSs) or ADSs. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to qualifying corporations under the Code.

For United States foreign tax credit purposes, dividends paid on the ADSs or ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on the ADSs or ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for United States federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or other disposition of ADSs or ordinary shares

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss, if any, upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term capital gain or loss if the ADSs or ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gains of non-corporate U.S. Holders are currently eligible for reduced rates of taxation. In the event that we are treated as a PRC resident enterprise under the EIT Law, and gain from the disposition of the ADSs or ordinary shares is subject to tax in the PRC (see “— People’s Republic of China Taxation”), such gain may be treated as PRC source gain for foreign tax credit purposes under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of the ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive foreign investment company rules

If we are classified as a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares, unless the U.S. Holder makes one of certain elections (as described below), the U.S. Holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (1) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a fiscal year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding fiscal years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (2) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or ordinary shares. Under the PFIC rules:

●	the excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

●	the amount of the excess distribution or gain allocated to the fiscal year of distribution or gain and to any fiscal years in the U.S. Holder’s holding period prior to the first fiscal year in which we are classified as a PFIC (each such fiscal year, a pre-PFIC year) will be taxable as ordinary income; and

●	the amount of the excess distribution or gain allocated to each prior fiscal year, other than the current fiscal year of distribution or gain or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, as appropriate, for that other fiscal year, and will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other fiscal year.

If we are a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares and any of our non-United States subsidiaries or other corporate entities in which we own equity interests is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our lower-tier PFICs.

If we are a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the U.S. Holder holds the ADSs or ordinary shares, unless we were to cease to be a PFIC and the U.S. Holder makes a “deemed sale” election with respect to the ADSs or ordinary shares. If such election is made, the U.S. Holder will be deemed to have sold the ADSs or ordinary shares it holds at their fair market value and any gain from such deemed sale would be subject to the rules described in the preceding two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent fiscal year, the ADSs or ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, the U.S. Holder will not be subject to the rules described above with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ADSs or ordinary shares. Each U.S. Holder is strongly urged to consult its tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such an election becomes available to the U.S. Holder.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to the ADSs, provided that the ADSs are “regularly traded” (as specially defined) on NASDAQ, which is a qualified exchange or other market for these purposes. No assurances may be given regarding whether the ADSs qualify, or will continue to qualify, as being regularly traded in this regard. If a mark-to-market election is made, the U.S. Holder will generally (1) include as ordinary income for each fiscal year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the fiscal year over the U.S. Holder’s adjusted tax basis in such ADSs and (2) deduct as an ordinary loss the excess, if any, of the U.S. Holder’s adjusted tax basis in the ADSs over the fair market value of such ADSs held at the end of the fiscal year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Because our ordinary shares are not listed on a stock exchange, U.S. Holders will not be able to make a mark-to-market election with respect to our ordinary shares.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to the ADSs may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries or other corporate entities in which we own equity interests that is classified as a PFIC.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

As discussed above under “Taxation of distributions on ADSs and ordinary shares,” dividends that we pay on the ADSs or ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for the fiscal year in which the dividend is paid or the preceding fiscal year. In addition, if a U.S. Holder owns the ADSs or ordinary shares during any fiscal year that we are a PFIC, the holder must file an annual information return with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing ADSs or ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

Information reporting and backup withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets” (as defined in the Code), including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on and proceeds from the sale or other disposition of the ADSs or ordinary shares. Information reporting will apply to payments of dividends on, and to proceeds from the sale or other disposition of the ADSs or ordinary shares by a paying agent within the United States to a U.S. Holder, other than U.S. Holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, the ADSs or ordinary shares within the United States to a U.S. Holder (other than U.S. Holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

LEGAL MATTERS

Certain matters as to U.S. federal securities law in connection with this offering will be passed upon for us by Loeb & Loeb LLP. The validity of the ADSs and certain legal matters relating to the offering as to Cayman Islands law will be passed upon for us by Walkers (Hong Kong). Certain legal matters relating to the offering as to PRC law will be passed upon for us by Global Law Office.

EXPERTS

The consolidated financial statements of YXT.COM GROUP HOLDING LIMITED appearing in the 2025 Annual Report have been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Marcum Asia CPAs LLP’s Beijing office is located at Units 06-09, 46th Floor, China World Tower B, No. 1 Jianguomen Wai Avenue, Chaoyang District, Beijing, People’s Republic of China.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 29, 2026;

●	the Company’s Reports on Form 6-K, filed with the SEC on July 10, 2026 and July 31, 2026, August 7, 2026 and August 13, 2026; and

●	the description of our ADSs and ordinary shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-42209) filed with the SEC on August 7, 2024, including any amendment and report subsequently filed for the purpose of updating that description.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus supplement is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

Upon request, we will provide, without charge, to each person who receives this prospectus supplement, a copy of any or all of the documents incorporated by reference, other than exhibits to the documents that are not specifically incorporated by reference in those documents. Please direct written or oral requests for copies to us at Room 501-502, No. 78 East Jinshan Road, Huqiu District, Suzhou, Jiangsu, 215011, People’s Republic of China.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of the benefits associated with being a Cayman Islands exempted company, including political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange controls or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws than the United States, and Cayman Islands companies may not have standing to sue before U.S. federal courts.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, most of our directors and executive officers reside in China and are PRC nationals. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or any state securities laws. It may also be difficult for a shareholder to enforce judgments obtained in U.S. courts against our assets or the assets of our directors and officers.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with treaties between China and the country where the judgment is made or on principles of reciprocity. China does not have treaties or other forms of reciprocity with the United States that provide for reciprocal recognition and enforcement of foreign judgments. In addition, PRC courts will not enforce a foreign judgment if they determine that it violates the basic principles of PRC laws or national sovereignty, national security or public interest. Accordingly, it is uncertain whether a PRC court would enforce a judgment rendered by a U.S. court. Foreign shareholders may in appropriate circumstances bring actions under PRC law against us in the PRC if they can establish a sufficient connection to the PRC and satisfy applicable procedural requirements.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Walkers (Hong Kong), our counsel as to Cayman Islands law, and Global Law Office, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws or any state securities laws; or

●

in original actions brought in the Cayman Islands or China, impose liabilities against us predicated upon the civil liability provisions of the U.S. federal securities laws or any state securities laws, insofar as the liabilities imposed by those provisions are penal in nature.

In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands may recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, the judgment generally must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud, obtained in a manner contrary to natural justice or of a kind whose enforcement is contrary to the public policy of the Cayman Islands. Awards of punitive or multiple damages may be contrary to public policy. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 (File No. 333-292185) under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of that registration statement, omit certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. We and The Bank of New York Mellon, as depositary, have also filed a registration statement on Form F-6 (File No. 333-280774) relating to our ADSs. For further information pertaining to us and the securities offered in this prospectus supplement, reference is made to those registration statements and the exhibits and schedules thereto.

We are subject to periodic reporting and other informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the Exchange Act rules prescribing the furnishing and content of proxy statements and Section 16 short-swing profit reporting for our officers, directors and holders of more than 10% of our ordinary shares.

All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

YXT.COM GROUP HOLDING LIMITED

US$100,000,000

Class A Ordinary Shares

Preferred shares

Warrants

Subscription rights

Units

We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs, preferred shares, warrants, subscription rights and/or units. We refer to our Class A ordinary shares, preferred shares, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

In addition, from time to time, the selling shareholders (if any) named in a prospectus supplement may offer and sell the securities held by them. The selling shareholders (if any) may sell the securities through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of securities by selling shareholders.

We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” of this prospectus.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates is below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

The ADSs are listed on the Nasdaq Global Market under the symbol “YXT.” On June 26, 2026, the last reported sale price of the ADSs on the Nasdaq Global Market was US$0.37 per ADS.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 4 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we or any selling shareholder may, at any time and from time to time, offer and sell up to an aggregate of US$100,000,000 of the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file with or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•	“ADSs” refers to the American depositary shares, each representing three Class A ordinary shares;

•	“China” or “PRC” refers to the People’s Republic of China, including Hong Kong, Macau and Taiwan, and only when referring to specific laws and regulations adopted by the People’s Republic of China in this prospectus, excludes Hong Kong, Macau and Taiwan, where the legal and operational risks associated with operating in China or PRC also apply to operation in Hong Kong, Macau and Taiwan, as applicable;

•	“Class A ordinary shares” refers to our Class A ordinary shares, par value US$0.0001 per share;

•	“Class B ordinary shares” refers to our Class B ordinary shares, par value US$0.0001 per share;

•	“Nasdaq” refers to the Nasdaq Global Market;

•	“RMB” or “Renminbi” refers to the legal currency of the People’s Republic of China;

•	“ordinary share” or “shares” refers to our ordinary shares, par value US$0.0001 per share;

•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States;

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others.

Forward-looking statements that appear in in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference may include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to:

•	general economic, political, demographic and business conditions in China and globally;

•	our ability to implement our growth strategy;

•	the success of operating initiatives, including advertising and promotional efforts and new solution development by us and our competitors

•	our ability to develop and apply our technologies to support and expand our solution offerings;

•	the expected growth of the digital corporate learning industry in China;

•	competition in the digital corporate learning industry in China;

•	changes in government policies and regulation;

•	other factors that may affect our financial condition, liquidity and results of operations; and

•	other risk factors discussed under “Risk Factors.”

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CORPORATE INFORMATION

Our principal executive offices are located at Room 501-502, No. 78 East Jinshan Road Huqiu District, Suzhou Jiangsu, 215011, People’s Republic of China. Our telephone number at this address is +86 (512) 6689 9881. Our registered office in the Cayman Islands is located at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is www.yxt.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS

Please see the factors set forth under “Item 3. Key Information-Item 3.D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and in any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, Companies Act (as amended) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into (a) 483,068,176 Class A ordinary shares with a par value of US$0.0001 each, and (b) 16,931,824 Class B ordinary shares with a par value of US$0.0001 each. All incentive share awards, including options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the applicable vesting and exercising conditions are met.

The following are summaries of material provisions of our currently effective eighth amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. Our authorized share capital is US$50,000 divided into (a) 483,068,176 Class A ordinary shares with a par value of US$0.0001 each, and (b) 16,931,824 Class B ordinary shares with a par value of US$0.0001 each. Holders of ordinary shares have the same rights except for voting and conversion rights. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. We may not issue share to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to our eighth amended and restated memorandum and articles of association and the Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our eighth amended and restated articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless our directors determine that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business and we have funds lawfully available for such purpose.

Classes of Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.

Conversion Rights. A Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person which is not an affiliate of such holder, or upon a change of beneficial ownership of any Class B ordinary shares as a result of which any person who is not an affiliate of the holders of such ordinary shares becomes a beneficial owner of such ordinary shares, such Class B ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares.

Voting Rights. In respect of all matters subject to a shareholders’ vote, holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class A ordinary share shall be entitled to one vote, and each

Class B ordinary share shall be entitled to twenty votes, on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder.

A quorum required for a meeting of shareholders consists of two or more shareholders holding not less than one-half of the votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our eighth memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the corporate governance rules at the Nasdaq. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of our shareholders may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our eighth amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least fifteen (15) days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as reducing share capital and any capital redemption reserve or making changes to our eighth amended and restated memorandum and articles of association. Transfer of Ordinary Shares. Subject to the restrictions in our eighth amended and restated memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

•	the shares are free from any lien in favor of our company; and

•	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our eighth memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound- up, may be varied with the consent in writing of a majority the holders of the issued shares of that class or series or with the sanction of a special resolution at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements.

Issuance of Additional Shares. Our eighth amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our eighth amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our eighth amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

•	the names and addresses of our members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member, confirm the number and category of shares held by each member, and confirm whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that, in the case of creditors or a class of creditors, the arrangement is approved by a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of creditors that are present and voting either in person or by proxy at a meeting, or meetings, convened for the purpose. In the case of shareholders or a class of shareholders, the arrangement must be approved by three-fourths in value of the shareholders or class of shareholders, as the case may be, present and voting either in person or by proxy at the meeting. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our eighth memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our eighth amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self- dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company -a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our eighth amended and restated articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our eighth amended and restated articles of association allow our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our eighth amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our eighth amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our eighth amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to our company; (iv) is prohibited by any applicable law or designated stock exchange rules from being a director; (v) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated; or (vi) is removed from office pursuant to any other provision of our eighth amended and restated articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our company are required to comply with fiduciary duties which they owe to our company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our eighth amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our eighth amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our eighth amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders. There are no limitations imposed by our eighth amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our eighth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Class A Ordinary Shares

In August 2024, we completed an initial public offering in which we offered and sold an aggregate of 6,819,000 Class A ordinary shares in the form of ADSs. On August 16, 2024, the ADSs commenced trading on Nasdaq under the symbol “YXT.”

Share Award Grants

We have granted awards to certain of our executive officers and employees. See “Item 6. Directors, Senior Management and Employees-6.B. Compensation-Share Incentive Plan” in our annual report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference in this prospectus.

Registration Rights

Pursuant to the current shareholders agreement, we have granted certain registration rights to our shareholders, provided that no shareholder shall be entitled to exercise any such registration right after the earlier of (i) three years following the consummation of a qualified IPO; or (ii) with respect to any holder, the date on which such holder may sell all of such holder’s registrable securities under Rule 144 of the Securities Act in any ninety-day period. Set forth below is a description of the registration rights granted under the current shareholders agreement.

Demand Registration Rights.

At any time commencing six months after the closing of this offering, holders of at least 10% of the registrable securities then outstanding have the right to demand that we file a registration statement covering the registration of such registrable securities. We are not obligated to effect any such registration if we have, within the six-month period preceding the date of such request, already effected a registration under the Securities Act pursuant to demand registration right or Form F-3 registration right or piggyback registration right in which the holders had an opportunity to participate, other than a registration from which the registrable securities of the holders have been excluded (with respect to all or any portion of the registrable securities the holders requested be included in such registration). Further, we are not obligated to effect more than three such demand registrations that have been declared and ordered effective, except that (i) if the sale of all of the registrable securities sought to be included is not consummated for any reason other than due to the action or inaction of the holders including registrable securities in such registration, such registration shall not be deemed to constitute one of the registration rights; and (ii) the piggyback registrations and Form F-3 registrations described below shall not be deemed to constitute one of the demand registrations.

In the event of an underwritten offering therein, we are not required to register the registrable securities of a holder unless such holder’s registrable securities are included in the underwriting and such holder enters into an underwriting agreement in customary form with the managing underwriter(s) selected by the holders of a majority of the registrable securities being registered and reasonably acceptable to us. The underwriters of any underwritten offering may exclude up to 75% of the number of registrable securities from being included in the applicable registration statement if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, provided that all other securities are first entirely excluded from the underwriting and registration. The number of registrable securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the holders of registrable securities on a pro rata basis according to the number of registrable securities then outstanding held by each holder requesting registration.

In addition, we have the right to defer filing of a registration statement for up to 90 days if our board determines in good faith judgment that the filing of a registration statement would be materially detrimental to us and our shareholders, provided that within any 12-month period, we do not exercise this right and during such 90 days, we do not file any registration statement pertaining to the public offering of our securities.

Piggyback Registration Rights.

If we propose to file a registration statement for a public offering of our securities (including, but not limited to, registration statements relating to secondary offerings of our securities, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), we must offer holders of our registrable securities an opportunity to include all or any part of their securities in this registration.

In the event of an underwritten offering therein, we are not required to register the registrable securities of a holder, unless such holder’s registrable securities are included in the underwriting and such holder enters into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting. The underwriters of any underwritten offering may exclude up to 75% of the number of registrable securities from being included in the applicable registration statement if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten. The number of shares that may be included in the registration and the underwriting shall be allocated, first, to us, second, to each of the holders requesting inclusion of their registrable securities in such registration statement on a pro rata basis based on the total number of shares of registrable securities then held by each such holder, and third, to holders of other securities of ours.

There shall be no limit on the number of times the holders may request registration of registrable securities pursuant to such piggyback registration rights.

Form F-3 Registration Rights.

In case we receive from any holders of registrable securities then outstanding written requests that we effect a registration on Form F-3, as the case may be, we shall, subject to certain limitations, file a registration statement on Form F-3 covering the registrable securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the holders.

Expenses of Registration.

We will bear all registration expenses incurred in connection with any demand, piggyback or F-3 registration, subject to certain limitations.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, registers and delivers American Depositary Shares, also referred to as ADSs. Each ADS represents three shares (or a right to receive three shares) deposited with The Hongkong and Shanghai Banking Corporation, as custodian for the depositary in Hong Kong. Each ADS also represents any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information About Us.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancelation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:		For:

•	US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	•	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

		•	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

•	US$0.05 (or less) per ADS	•	Any cash distribution to ADS holders

•	A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	•	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

•	US$0.05 (or less) per ADS per calendar year	•	Depositary services

Persons depositing or withdrawing shares or ADS holders must pay:		For:

•	Registration or transfer fees	•	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

•	Expenses of the depositary	•	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)

		•	Converting foreign currency to U.S. dollars

•	Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	•	As necessary

•	Any charges incurred by the depositary or its agents for servicing the deposited securities	•	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancelation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to ADS holders (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

•	the title and nominal value of the preferred shares;

•	the number of preferred shares we are offering;

•	the liquidation preference per preferred share, if any;

•	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•	whether preferential subscription rights will be issued to existing shareholders;

•	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

•	the procedures for any auction and remarketing, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred shares on any securities exchange or market;

•	whether the preferred shares will be convertible into our ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred shares;

•	preemption rights, if any;

•	other restrictions on transfer, sale or assignment, if any;

•	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

•	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause the Company to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion, subject to a re-classification of the authorized share capital of the Company to be approved by the shareholders and provided that before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares, including ordinary shares represented by ADSs. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Cayman Islands or United States federal income tax consequences;

•	the antidilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares, including ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Walkers (Hong Kong), our counsel as to Cayman Islands law, and Global Law Office, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Walkers (Hong Kong) has informed us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Walkers (Hong Kong) has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

PRC

We have been advised by Global Law Office, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Global Law Office has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding the ADSs or Class A ordinary shares.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer and sell ordinary shares or ADSs of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of ordinary shares or ADSs in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of ordinary shares or ADSs beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers in negotiated sales or competitively bid transactions; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters, if any;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters, if any;

•	all other items constituting underwriting compensation, to the extent applicable;

•	any discounts and commissions to be allowed or paid to dealers, to the extent applicable; and

•	any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

We are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters, if any, by a law firm named in the applicable prospectus supplement. The validity of the Class A ordinary shares represented by the ADSs offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Walkers (Hong Kong). Certain legal matters as to PRC law will be passed upon for us by Global Law Office and for the underwriters, if any, by a law firm named in the applicable prospectus supplement. Davis Polk & Wardwell LLP may rely upon Walkers (Hong Kong) with respect to matters governed by Cayman Islands law and Global Law Office with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2025, and for each of the two years in the period ended December 31, 2025, incorporated by reference into this prospectus from our 2025 Annual Report on Form 20-F for the year ended December 31, 2025, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The registered business address of Marcum Asia CPAs LLP is 7 Pennsylvania Plaza Suite 830, New York, New York 10001.

The consolidated financial statements of YXT.COM GROUP HOLDING LIMITED for the year ended December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F DBS Bank Tower, 1318, Lu Jia Zui Ring Road, Pudong New Area, Shanghai, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website at www.yxt.com. The information contained on our website is not a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed on April 29, 2026;

•	the description of the securities contained in our registration statement on Form 8-A filed on August 7, 2024, together with all amendments and reports filed for the purpose of updating that description; and

•	With respect to each offering of securities under this prospectus, all reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

YXT.COM GROUP HOLDING LIMITED

Room 501-502, No. 78 East Jinshan Road

Huqiu District, Suzhou

Jiangsu, 215011, People’s Republic of China

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents